Execution Copy

FOURTH AMENDMENT TO PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AGREEMENT (the "Amendment") is made as of  December 3, 2008, by and between (i) DTC PARTNERS, LLC, a Virginia limited liability company (“Seller”), and (ii) NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association  (“Purchaser”).

RECITALS:

A.           Seller and Purchaser entered into that certain Purchase Agreement dated May 2, 2008 (the “Original Agreement”), as amended by that certain First Amendment to Purchase Agreement dated June 30, 2008, as further amended by that certain Second Amendment to Purchase Agreement dated July 29, 2008, and as further amended by a Third Amendment to Purchase Agreement dated August 25, 2008 (the “Third Amendment”, and collectively, the “Purchase Agreement”), by which Seller agreed to sell and Purchaser agreed to purchase either the Option 1 Parcel (as defined in the Agreement) or the Option 2 Parcel (as defined in the Agreement), constituting a part of approximately 189.51 acres of unimproved land owned by Seller located near the intersection of Route 7 and Route 28 in Loudoun County, Virginia comprising a portion of the "Dulles Town Center Project" and known as Tax Map 80-102A (GPIN No. ###-##-####), all as more particularly described in the Agreement.

B.           Seller and Purchaser desire to amend the Agreement to reflect their agreement modifying the terms of and the corresponding form of the Repurchase Option Agreement, among other things, as more fully set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual rights and obligations hereunder, Seller and Purchaser hereby agree as follows:

1.
Purchase Agreement.   The parties agree that the Purchase Agreement is in full force and effect, unamended except as expressly set forth in this Amendment.  All capitalized terms used in, and not otherwise defined in, this Amendment shall have the meanings given them in the Purchase Agreement.

2.
Repurchase Option Agreement.  Seller and Purchaser agree that the Repurchase Option Agreement shall be substantially in the form of the Repurchase Option Agreement attached to this Amendment, (the “Repurchase Option Agreement”) and that this form shall supersede the Repurchase Option Agreement attached as Exhibit D to the Original Agreement.

3.	Preparation of Building Plans. The timeframes for (i) the preparation of Building Plans in Section 8(f) of the Purchase Agreement; (ii) the filing for the Building Permit in

Section 8(h) of the Purchase Agreement and (iii) for the issuance of the Notice to Proceed for the construction of the office building in Section 10(b) are hereby deleted.

4.
Construction Covenant.  If Seller timely delivers the Second Exercise Notice pursuant to Section 4(a) of the Repurchase Option Agreement and if Purchaser nullifies Seller’s exercise of the Second Option by causing the Construction Condition to be satisfied, as permitted by Section 4(b) of the Repurchase Option Agreement, Purchaser covenants and agrees with Seller that Purchaser shall prosecute to substantial completion (as defined below) the work of constructing the Century Boulevard Extension (as defined in the Purchase Agreement) and constructing an office building containing at least 120,000 square feet of gross floor area on the Property (as defined in the Purchase Agreement) in good faith, with diligence and continuity, subject to delays incurred by Purchaser that have the effect of delaying the performance of the construction work (other than an obligation to pay a sum of money), but only to the extent that such delays are caused by Force Majeure Events.  For purposes of this Amendment, the term “Force Majeure Event” means any of the following events, regardless of where they occur or their duration:  acts of nature (including hurricanes, typhoons, tornadoes, cyclones, other severe storms, winds, lightning, floods, earthquakes, volcanic eruptions, fires, explosions, disease, or epidemics); fires and explosions caused wholly or in part by human agency; acts of war or armed conflict; riots or other civil commotion; terrorism (including hijacking, sabotage, chemical or biological events, nuclear events, disease-related events, bombing, murder, assault and kidnapping), or the threat thereof; strikes or similar labor disturbances; embargoes or blockades; shortage of critical materials or supplies; action or inaction of governmental authorities which have an impact upon the performance of the construction work (including the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to Purchaser’s actions or inaction); and any other event beyond Purchaser’s reasonable control, excluding, however, general economic and/or market conditions not caused by any of the events described above.  All capitalized terms used in this Section that are not otherwise defined in this Section shall have the meanings assigned to those terms in the Repurchase Option Agreement.  Purchaser’s obligations under this Section shall survive the Closing under the Purchase Agreement and the termination of the Repurchase Option Agreement. Substantial completion of the Century Boulevard Extension means the road is open to traffic and any associated landscaping is installed.  Substantial completion of the office building means the exterior of the building is completed and all parking areas, travelways and landscaping has been installed, but does not require the completion of interior build-out.

5.
Joinder of Mortgagee.   Paragraph 4 of the Third Amendment to Purchase Agreement dated August 25, 2008, shall not apply if the Wachovia loan secured by the deed of trust encumbering the Overall Property is paid off and released in connection with the Closing under the Purchase Agreement.

6.
Ratification.  Except as specifically modified herein, all terms and conditions of the Purchase Agreement are hereby ratified by the parties hereto and shall remain in full force and effect.  In the event that any terms of this Amendment shall conflict with the terms of the Purchase Agreement, the terms of this Amendment shall prevail.  All references herein to the “Purchase Agreement” shall mean the Purchase Agreement as amended by this Amendment.  This Amendment may be executed in counterparts and/or with counterpart signature pages, all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above stated.

SELLER

DTC PARTNERS, LLC

By:            Lerner Enterprises, LLC, its
           Authorized Member

By:  /s/ MARK D. LERNER

Name: Mark D. Lerner

Title:  Manager

Date of Signing:  December 4, 2008

PURCHASER

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

    By:  /s/  JOHN T. EVANS
Name: John T. Evans
Title: Senior Vice President

Date of Signing:  December 3, 2008

EXHIBIT

[Form of Repurchase Option Agreement]

DTC Draft 12/2/2008(version 4)

REPURCHASE OPTION AGREEMENT

THIS AGREEMENT is made and entered into as of December ____, 2008 (the “Effective Date”) between (i) NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (“CFC”), a District of Columbia cooperative association, and (ii) DTC PARTNERS, LLC (“DTC”), a Virginia limited liability company.

R E C I T A L S

A.           Contemporaneously herewith CFC has purchased from DTC that certain parcel of land (the “CFC Tract”) described in Exhibit A attached hereto, pursuant to a Purchase Agreement dated as of May 2, 2008, as amended, between DTC, as Seller, and CFC, as Purchaser (the “Purchase Agreement”).  All capitalized terms used in this Agreement that are not specifically defined in this Agreement have the meanings assigned to those terms in the Purchase Agreement.

B.           CFC has agreed to grant to DTC an option to purchase the CFC Tract and all improvements and appurtenances thereon but exclusive of movable equipment and fixtures, inventory, signs and other personal property (the “Property”) upon certain conditions.

NOW THEREFORE, in consideration of the premises, and good and valuable consideration given and the receipt of which is hereby acknowledged, the parties agree as follows:

1.           OPTION EVENT

DTC shall have the option (the “First Option”) to purchase the Property for the purchase price provided in Section 2 during the time period provided in Section 3(a) and otherwise on the terms of this Agreement, if the Construction Condition (defined below) does not occur on or before November 30, 2010.  If (i) DTC does not timely exercise the First Option, or (ii) DTC timely exercises the First Option, but CFC timely nullifies DTC’s exercise of the First Option by paying the Extension Payment pursuant to Section 3(b), then, in either such event, DTC shall have the option (the “Second Option” to purchase the Property for the purchase price provided in Section 2 during the time period provided in Section 4(a) and otherwise on the terms of this Agreement, if the Construction Condition does not occur on or before November 30, 2014.  For purposes of this Agreement, the term “Construction Condition ” means that CFC has commenced the construction of an office building on the CFC Tract that will contain at least 120,000 square feet of gross floor area, as evidenced by (i) the issuance by CFC to its general contractor of a notice to proceed authorizing such general contractor to commence construction of such office building, (ii) the delivery by CFC to DTC of a copy of the notice to proceed referred to in clause (i),(iii) the posting of all required bonds with Loudoun County, and (iv) the site contractor’s good faith commencement of the work of grading and excavation for the site work commencing at the terminus of the Century Boulevard Extension (as defined in the Purchase Agreement), including sequentially the site work for the office building and including sequentially the construction of such office building.  For all purposes of this Agreement, the term “Option” means the First Option or the Second Option.

2.           PURCHASE PRICE

The purchase price of the Property pursuant to the Option shall be an amount equal to the sum of the Purchase Price of the Property paid by CFC to DTC pursuant to the Purchase Agreement, reduced by (i) the Virginia grantor’s tax paid by DTC, as Seller, in connection with the original sale of the Property to CFC pursuant to the Purchase Agreement, and (ii) the Adjustment Amount (defined below).  For purposes of this Section 2, the term “Adjustment Amount” means the excess of (i) $3,500,000, over (ii) the Extension Payment, if any, paid by CFC to DTC pursuant to Section 3(b) below.

3.           EXERCISE OF THE FIRST OPTION

(a)           DTC may exercise the First Option by delivering written notice of the exercise of the First Option (the “First Exercise Notice”) to CFC at any during the period beginning on December 1, 2010 and ending on December 15, 2010.  The First Exercise Notice must include an earnest money deposit of $250,000 in cash or a certified check made payable to CFC.  CFC’s receipt of the First Exercise Notice and the earnest money deposit shall immediately create an effective and binding contract by CFC to sell to DTC, and by DTC to purchase from CFC, the Property on the terms and conditions set forth herein.  If DTC does not exercise the First Option within the time or in the manner specified in this Section, the First Option shall lapse and shall be of no further force or effect.  If, after delivery of the First Exercise Notice, DTC does not close the transaction in accordance with the terms hereof, the $250,000 earnest money deposit shall be retained by CFC, as consideration for the grant of the First Option and for withholding the Property from the marketplace, and the First Option shall terminate.

(b)           If DTC timely delivers the First Exercise Notice, CFC shall have the right, within five (5) Business Days after receipt of the First Exercise Notice, to nullify DTC’s exercise of the First Option by paying to DTC, within the period of five (5) Business Days, an amount equal to $2,500,000 (the “Extension Payment”).

(c)           If CFC timely pays the Extension Payment, (i) DTC’s exercise of the First Option shall be deemed to have been rescinded, (ii) CFC shall return to DTC, concurrently with the payment of the Extension Payment, the $250,000 earnest money deposit paid by DTC at the time it delivered the First Exercise Notice, which is deemed rescinded pursuant to clause (i), and (iii) DTC shall have the right to exercise the Second Option in accordance with the provisions of Section 4.

4.           EXERCISE OF SECOND OPTION

(a)           If DTC has the right to exercise the Second Option pursuant to Section 3(c), DTC may exercise the Second Option by delivering written notice of the exercise of the Second Option (the “Second Exercise Notice”) to CFC at any time during the period beginning on December 1, 2011 and ending on December 15, 2014.  The Second Exercise Notice must include an earnest money deposit of $250,000 in cash or a certified check made payable to CFC.  CFC’s receipt of the Second Exercise Notice and the earnest money deposit shall immediately create an effective and binding contract by CFC to sell to DTC, and by DTC to purchase from CFC, the Property on the terms and conditions set forth herein.  If DTC does not exercise the Second Option within the time or in the manner specified in this Section, the Second Option shall lapse and shall be of no further force or effect.  If, after delivery of the Second Exercise Notice, DTC does not close the transaction in accordance with the terms hereof, the $250,000 earnest money deposit shall be retained by CFC, as consideration for the grant of the Second Option and for withholding the Property from the marketplace, and the Second Option shall terminate.

(b)           If DTC timely delivers the Second Exercise Notice, CFC shall have the right, within ninety (90) days after receipt of the Second Exercise Notice, to nullify DTC’s exercise of the Second Option by causing the Construction Condition to be satisfied.

(c)           If the Construction Condition is satisfied, (i) DTC’s exercise of the Second Option shall be deemed to have been rescinded, (ii) CFC shall return to DTC, within five (5) Business Days after the Construction Condition is satisfied, the $250,000 earnest money deposit paid by DTC at the time it delivered the Second Exercise Notice, which is deemed rescinded pursuant to clause (i), and (iii) the Second Option shall lapse.

5.           CLOSING

If DTC timely delivers the First Exercise Notice and pays the deposit to CFC pursuant to Section 3(a), DTC’s purchase of the Property shall be consummated within thirty (30) days after delivery of the First Exercise Notice.  If DTC’s exercise of the First Option is deemed rescinded pursuant to Section 3(c), and if DTC timely delivers the Second Exercise Notice and pays the deposit to CFC pursuant to Section 4(a), DTC’s purchase of the Property shall be consummated within thirty (30) days after the expiration of the 90-day period referred to in Section 4(b).  The closing shall be conducted through an escrow established at Commercial Title Group, Inc., 8605 Westwood Center Drive, Suite 200, Vienna, Virginia 22182 (the “Escrow Agent”).  The purchase price shall be payable in immediately available funds at the closing.  The Property shall be conveyed in its "as is" condition.  Title to the Property shall be conveyed by CFC to DTC by special warranty deed, subject only to (i) the lien of current real estate taxes not yet due and payable, (ii) the Permitted Exceptions (as defined in the Purchase Agreement), (iii) the exceptions to title created by the Lot Creation Document and the documents signed and delivered in connection with the Closing under the Purchase Agreement, and (iv) the matters shown by the survey, if any, of the Property obtained by CFC in connection with its original purchase of the Property.  Any mortgage or liens securing obligations for the payment of money encumbering the Property shall be discharged from the purchase price proceeds payable by DTC hereunder.  Current real property taxes and installments of special assessments shall be prorated as of the date of closing.  CFC shall bear the cost of the Virginia grantor’s tax on the deed and all other State and County transfer and recordation taxes, and all other closing costs, including escrow fees.

6.           NOTICES.

Each notice, request, demand, consent, approval or other communication (hereafter in this Section referred to collectively as “notices” and referred to singly as a “notice”) which DTC or CFC is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be delivered personally, by facsimile transmission or by recognized overnight national courier service (such as Federal Express) (i) if to DTC to the attention of Arthur N. Fuccillo, Lerner Enterprises, LLC, 2000 Tower Oaks Boulevard, Eighth Floor, Rockville, Maryland 20852 (FAX: (301) 692-2626, with a copy to Mark D. Lerner, 2000 Tower Oaks Boulevard, Eighth Floor, Rockville, Maryland 20852 (FAX: (301) 692-2626, or (ii) if to CFC, to the attention of Joseph Siekierski, National Rural Utilities Cooperative Finance Corporation, 2201 Cooperative Way, Herndon, Virginia 20171 (FAX: (703) 707-5033, with copies to General Counsel, National Rural Utilities Cooperative Finance Corporation, 2201 Cooperative Way, Herndon, Virginia 20171 (FAX: (703) 709-6811, and to Benjamin F. Tompkins, Reed Smith, LLP, 3110 Fairview Park Drive, Suite 1400, Falls Church, Virginia 22042 (FAX: (703) 641-4340 or at any other address designated by either party by notice to the other party pursuant to this Section.  Any notice delivered to a party’s designated address by (a) personal delivery, (b) facsimile or (c) recognized overnight national courier service shall be deemed to have been received by such party at the time the notice is delivered to such party’s designated address.

7.           MISCELLANEOUS

(a)           Assignment.  The rights arising under this Agreement are personal to DTC only and may not be assigned, whether collaterally or otherwise, in any manner.

(b)           Termination.  This Agreement and the Option shall automatically terminate upon the earliest to occur of (i) the satisfaction of the Construction Condition, or (ii) the lapse of the Second Option accordance with Section 4(a).  Upon termination of this Agreement, DTC agrees to execute and deliver to CFC, without cost to CFC, a termination (properly executed, acknowledged and in recordable form) of all option rights contained in this Agreement and a release of any interest of DTC in the Property arising out of this Agreement; provided however, that the absence of such an instrument shall not affect the termination of such right.

(c)           Binding Effect.  Subject to the provisions hereof regarding assignment, this Agreement shall run with the land, shall bind the real estate described herein and shall be binding upon and inure to the benefit of CFC and DTC.

(d)           Amendment and/or Modification.  Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, amended or modified orally, or in any manner other than by an instrument in writing signed by all of the parties hereto.

(e)
Costs and Attorneys’ Fees.  If any party hereto shall bring any suit or other action against another for relief, declaratory or otherwise, arising out of this Agreement, the losing party shall pay the prevailing party’s reasonable costs and expenses, including such sum as the Court may determine to be a reasonable attorney’s fee.

(f)
Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the state in which the Property is located, without giving effect to principles and provisions thereof relating to conflict or choice of laws.

(g)
Documents.  Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(h)           Entire Agreement; No Strict Construction.  This Agreement (and any attached exhibits) contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein.  Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein.  There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.  This Agreement shall not be construed strictly for or against either DTC or CFC.

(i)	Counterparts. This Agreement may be signed in counterparts, any one of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.

IN WITNESS WHEREOF, CFC and DTC have caused this Agreement to be executed effective as of the day and year above referenced.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By: _______________________________

Name: _____________________________

Title: ______________________________

COMMONWEALTH OF VIRGINIA                                 )
) ss.
COUNTY OF                                                                         )

On this ______ day of ______________, 2008, before me, a Notary Public within and for said County, personally appeared ______________________________ to me personally known, being first by me duly sworn, did say that (s)he is the __________________of NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and ________________________ acknowledged said instrument to be the free act and deed of said corporation.

__________________________________
Notary Public

My commission expires: ______________

DTC PARTNERS, LLC

By Lerner Enterprises, LLC, its
Authorized Manager

By: ___________________________

Name: _________________________

Title: Manager ___________________

STATE OF MARYLAND                                   )
) ss.
COUNTY OF MONTGOMERY                          )

On this ______ day of ______________, 2008, before me, a Notary Public within and for said County, personally appeared ______________________________ to me personally known, being first by me duly sworn, did say that (s)he is the Manager of Lerner Enterprises, LLC, the Authorized Manager of DTC PARTNERS, LLC, and that said instrument was signed on behalf of said DTC PARTNERS, LLC, and ________________________ acknowledged said instrument to be the free act and deed of said limited liability company.

____________________________________
Notary Public

My commission expires: ______________

EXHIBIT A

Legal Description of CFC Tract